UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2010

Commission file number 333-113658

Sensus (Bermuda 2) Ltd. (Exact name of registrant as specified in its charter)	Sensus USA Inc. (Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 700, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with the restatement of its consolidated financial statements for the fiscal years ended March 31, 2010 and 2009 and the fiscal quarter ended June 30, 2010 (the “Restatement”), Sensus (Bermuda 2) Ltd. and Sensus USA Inc. (collectively, the “Company”) are scheduled to hold an earnings conference call with analysts on December 21, 2010 at approximately 11:00 a.m. (EST) to discuss the financial results of the Company for the fiscal quarter ended September 30, 2010. The Company plans to discuss, among other things, the effects of the Restatement on its previously reported statements of operations and Adjusted EBITDA (as defined below).

To enhance the comparability and usefulness of its financial information, the Company provides Adjusted EBITDA to describe more fully the results of its underlying business. Adjusted EBITDA is defined as consolidated earnings before interest expense, depreciation and amortization, and income taxes plus (a) restructuring costs, (b) management fees and (c) acquisition-related costs, and adjusted for other nonrecurring items.

Information regarding Adjusted EBITDA is provided because management considers this measure important in evaluating and understanding the Company’s operating and financial performance. Management believes this measure provides useful information for investors in trending, analyzing and benchmarking the performance and value of the Company’s business. Internally, Adjusted EBITDA is used in the Company’s incentive compensation plans.

Management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by adjusting for certain items that may not be indicative of the Company’s recurring core operating results. However, this metric for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial measures as determined under U.S. generally accepted accounting principles.

A reconciliation of Adjusted EBITDA to consolidated net income (loss) for the periods covered by the Restatement is set out in the tables below (in millions):

Fiscal Quarter Ended June 30, 2010
Consolidated net income	$2.4
Depreciation and amortization	11.7
Interest expense, net	11.3
Income tax provision	2.6
Restructuring costs	1.0
Management fees	0.9
Goodwill impairment	—
Acquisition-related costs	0.1
Loss on debt extinguishment	—
Other nonrecurring items	—

Adjusted EBITDA	$30.0

	Fiscal Quarter Ended June 27, 2009	Fiscal Quarter Ended September 30, 2009	Fiscal Quarter Ended December 26, 2009	Fiscal Quarter Ended March 31, 2010	Fiscal Year Ended March 31, 2010
Consolidated net (loss) income	$(2.7)	$(6.2)	$(15.3)	$5.0	$(19.2)
Depreciation and amortization	10.8	11.0	10.7	13.0	45.5
Interest expense, net	9.0	11.7	11.0	11.9	43.6
Income tax (benefit) provision	(0.8)	(2.5)	(2.7)	4.5	(1.5)
Restructuring costs	6.8	3.0	8.9	7.2	25.9
Management fees	0.9	0.7	0.9	0.8	3.3
Goodwill impairment	—	—	—	—	—
Acquisition-related costs	—	0.7	0.3	0.2	1.2
Loss on debt extinguishment	—	5.9	—	—	5.9
Other nonrecurring items	—	—	—	—	—

Adjusted EBITDA	$24.0	$24.3	$13.8	$42.6	$104.7

	Fiscal Quarter Ended June 28, 2008	Fiscal Quarter Ended September 30, 2008	Fiscal Quarter Ended December 27, 2008	Fiscal Quarter Ended March 31, 2009	Fiscal Year Ended March 31, 2009
Consolidated net income (loss)	$0.8	$2.5	$(14.1)	$(11.4)	$(22.2)
Depreciation and amortization	10.9	11.1	13.2	11.4	46.6
Interest expense, net	9.8	10.0	10.5	9.6	39.9
Income tax provision (benefit)	1.3	0.9	(4.1)	(1.5)	(3.4)
Restructuring costs	1.3	0.8	6.1	1.7	9.9
Management fees	0.6	0.8	0.8	0.9	3.1
Goodwill impairment	—	—	—	14.4	14.4
Acquisition-related costs	—	—	—	—	—
Loss on debt extinguishment	—	—	—	—	—
Other nonrecurring items(1)	—	—	3.3	—	3.3

Adjusted EBITDA	$24.7	$26.1	$15.7	$25.1	$91.6

(1)	Represents a nonrecurring, non-cash charge for residual manufacturing overhead costs related to the outsourcing of certain manufacturing activities.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this report and in the accompanying exhibit is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be incorporated or deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS (BERMUDA 2) LTD.

Dated: December 21, 2010	By:	/s/ Peter Mainz
Name: Peter Mainz
Title: Chief Executive Officer & President

SENSUS USA INC.

Dated: December 21, 2010	By:	/s/ Peter Mainz
Name: Peter Mainz
Title: Chief Executive Officer & President